EXHIBIT 15

                          Rule 12b-1 Distribution Plan
                          ----------------------------


            CLARIFICATION OF PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                               DISTRIBUTION PLAN


     PRINCIPAL PRESERVATION PORTFOLIOS, INC. (the "Fund"), a Maryland corporation and open-end management investment company registered under the Investment Company Act of 1940, as amended, hereby provides as follows:

     WHEREAS, the Fund has previously adopted a plan of distribution pursuant to Rule 12b-1, as amended (the "Plan") under the Investment Company of 1940 (capitalized terms used herein shall have the meanings ascribed to them in the Plan).

     WHEREAS, the Plan provides that:

          [t]he Distributor is authorized, pursuant to this Plan, to make Permitted Payments to any Qualified Recipient under a related agreement on either or both of the following bases:

            (a)     as reimbursement for direct expenses incurred in
               the course of distributing Fund shares or providing administrative assistance to the Fund or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, telephone calls and lines, computer terminals, and personnel (including commissions and other compensation paid to such personnel); and/or

            (b)     at a rate specified in the related agreement with
               a Qualified Recipient in question based on the average value of the Qualified Holdings of such Qualified
               Recipient.

          The Distributor may make Permitted Payments in any amount to any Qualified Recipient, provided that (i) the total amount of all Permitted Payments made during a fiscal year of the Fund to all Qualified Recipients (whether made under (a) and/or (b) above) does not exceed, in that fiscal year of the Fund, .25 of 1% of the average net assets of accounts. .
          . .

     WHEREAS, the Plan further provides that:

          [t]he Distributor is authorized, pursuant to this Plan, to purchase advertising for shares of the Fund, to pay for sales literature and other promotional material, and to make payments to sales personnel affiliated with it, in the form
          of commissions or other compensation. . . .   Any such
          expenses ("Permitted Expenses") made during a fiscal year of any Portfolio shall be reimbursed or paid by that Portfolio, except that the combined amount of reimbursement or payment of Permitted Expenses together with the Permitted Payments made pursuant to Section 3 of this Plan by a Portfolio shall not, in the aggregate, in that fiscal year of the Portfolio, exceed .25 of 1% of the average net assets of the Portfolio, and the Distributor shall bear any such expenses beyond such limit.


     WHEREAS, the Fund's Board of Directors wishes to clarify that, to the extent consistent with the Plan, the Distributor is entitled to receive from the Fund a fee of .25 of 1% on an annual basis of the average daily net asset value of the Fund's shares which are owned of record by the Distributor as nominee for the Distributor's customers or which are owned by those customers of the Distributor whose records, as maintained by the Fund or its agent, designate the Distributor as the customer's dealer of record.


     NOW, THEREFORE, the Board of Directors wish to clarify the Plan as follows:


          1.   PAYMENT TO DISTRIBUTOR

               Distributor is entitled to receive from the Fund a fee of .25 of 1% on an annual basis of the average daily net asset value of the Fund's shares which are owned of record by the Distributor as nominee for the Distributor's customers or which are owned by those customers of the Distributor whose records, as maintained by the Fund or its agent, designate the Distributor as the customer's dealer of record and that said fee shall be considered a Permitted Expense; provided, however, that in no event shall Permitted Expenses and Permitted Payments, in the aggregate, in that fiscal year of the Fund exceed .25 of 1% of the average daily net assets of the Fund, and the Distributor shall bear any such expense beyond such limit.

          2.   ITEMIZATION

               Said fee shall be calculated and paid quarterly. The Distributor shall furnish the Fund with such information as shall be reasonably requested by the Fund with respect to the fees paid to the Distributor.

          3.   RATIFICATION

               The Plan, as clarified, is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, Principal Preservation Portfolios, Inc. has caused this Clarification to be executed by its duly authorized officer as of this 19th day of September, 1996.

                                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                   /s/  R. D. Ziegler
                                   ---------------------------------------
                                   R. D. Ziegler, President

                                   ATTEST:

                                   /s/  S. Charles O'Meara
                                   ---------------------------------------
                                   S. Charles O'Meara, Secretary


                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                AMENDMENT NO. 1 TO RULE 12B-1 DISTRIBUTION PLAN


     WHEREAS, the Board of Directors of Principal Preservation Portfolios, Inc. determined, at its meeting held on January 20, 1995, that it is in the best interests of the shareholders of the Government Portfolio, the Insured Tax-Exempt Portfolio, Tax-Exempt Portfolio, S&P 100 Plus Portfolio and Dividend Achievers Portfolio (together the "Portfolios") to amend Principal Preservation's Rule 12b-1 Distribution Plan, effective July 1, 1995, so as to calculate the fees payable thereunder on the total average net assets of each Portfolio, and to no longer exclude from that calculation net assets allocated to accounts opened prior to March 1, 1991;

     WHEREAS, the Board of Directors has been advised that B.C. Ziegler and Company ("Ziegler"), the investment advisor, administrator and distributor for each of the Portfolios, has agreed that, as a phase-in measure, it will reimburse expenses to each Portfolio so that, for the period commencing July 1, 1995 and continuing through December 31, 1996, the Portfolios' operating expenses will not exceed prescribed caps;

     WHEREAS, at a meeting held on April 27, 1995, the shareholders of each of the Portfolios approved this Amendment No. 1 to Principal Preservation's Rule 12b-1 Distribution Plan;

     NOW, THEREFORE, effective as of July 1, 1995, Principal Preservation's Rule 12b-1 Distribution Plan shall be, and hereby is, amended in its application to the Government Portfolio, the Insured Tax-Exempt Portfolio, the Tax-Exempt Portfolio, the S&P 100 Plus Portfolio and the Dividend Achievers Portfolio to provide that the maximum fees payable thereunder by each of those Portfolios during any fiscal year shall be limited to an amount equal to 0.25 of 1% of each such Portfolios' total average daily net assets, and that net assets allocated to accounts opened prior to March 1, 1991 no longer will be excluded from the calculation of such fees. This amendment is subject to, and conditioned on, the agreement of Ziegler to reimburse expenses to each of the Portfolios so that, for the period commencing on July 1, 1995 and continuing through December 31, 1996, the operating expenses of each Portfolio on an annualized basis will be limited to the following amounts, stated as a percentage of the relevant Portfolio's average daily net assets: Government Portfolio - 1.15%; Insured Tax-Exempt Portfolio - 1.20%; Tax-Exempt Portfolio - 1.15%; S&P 100 Plus Portfolio - 1.25%; and Dividend Achievers Portfolio - 1.30%.

     IN WITNESS WHEREOF, Principal Preservation has caused this Amendment No. 1 to its Rule 12b-1 Distribution Plan to be executed by its duly authorized officer as of this 27th day of April, 1995.

                                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                         /s/  R. D. Ziegler
                                   By:
                                        --------------------------------------
                                         R. D. Ziegler, President


                                           /s/  S. Charles O'Meara
                                   Attest:
                                            ----------------------------------
                                            S. Charles O'Meara, Secretary


                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                          RULE 12B-1 DISTRIBUTION PLAN

     1. The Plan. This Plan (the "Plan") is the written plan contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act") of the Principal Preservation Portfolios, Inc. (the "Fund").

     2. Definitions. As used in this Plan, the following terms shall have the following meanings:

          (a)  "Portfolio" shall mean any separate portfolio of the Fund.

          (b) "Qualified Recipient" shall mean any broker-dealer or other "person" (as that term is defined in the Act) which (i) has entered into a written agreement that complies with the Rule (a "related agreement") with the Fund's Distributor and (ii) has rendered distribution assistance (whether direct, administrative or both) in the distribution of the Fund's shares.

          (c) "Qualified Holdings" shall mean all shares of the Fund beneficially owned by (i) a Qualified Recipient, (ii) the customers (brokerage or other) of a Qualified Recipient, (iii) the clients (investment advisory or other) of a Qualified Recipient, (iv) the accounts as to which a Qualified Recipient has a fiduciary or custodial relation-ship, and (v) the members of a Qualified Recipient, if such Qualified Recipient is an association or union; provided (i) that any such account was opened subsequent to the date of shareholder approval of the Plan; and
     (ii) that the Qualified Recipient shall have been instrumental in the purchase of such shares by, or shall have provided administrative assistance to, such customers, clients, accounts or members in relation thereto. The Distributor may make final and binding decisions as to all matters relating to Qualified Holdings and Qualified Recipients, including but not limited to (i) the identity of Qualified Recipients; (ii) whether or not any shares are to be considered as Qualified Holdings of any particular Qualified Recipient; and (iii) what shares, if any, are to be attributed to a particular Qualified Recipient, to a different Qualified Recipient or to no Qualified Recipient.

          (d) "Qualified Directors" shall mean the Directors of the Fund who are not interested persons as defined in the Act of the Fund and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to this Plan. While this Plan is in effect, the selection and nomination of Qualified Directors shall be committed to the discretion of the Directors who are not interested persons of the Fund. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Directors.

          (e) "Permitted Payments" shall mean payments by the Distributor to Qualified Recipients as permitted by this Plan.

          (f) "Permitted Expenses" shall mean expenses incurred by the Distributor in connection with the distribution of shares of the Fund as defined below in Section 4.

          (g) Permitted Payments and Permitted Expenses shall not include any expenses listed in Section 5 below.

     3. Payments Authorized. The Distributor is authorized, pursuant to this Plan, to make Permitted Payments to any Qualified Recipient under a related agreement on either or both of the following bases:

          (a) as reimbursement for direct expenses incurred in the course of distributing Fund shares or providing administrative assistance to the Fund or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, telephone calls and lines, computer terminals, and personnel (including commissions and other compensation paid to such personnel); and/or

          (b) at a rate specified in the related agreement with the Qualified Recipient in question based on the average value of the Qualified Holdings of such Qualified Recipient.

     The Distributor may make Permitted Payments in any amount to any Qualified Recipient, provided that (i) the total amount of all Permitted Payments made during a fiscal year of the Fund to all Qualified Recipients (whether made under (a) and/or (b) above) do not exceed, in that fiscal year of the Fund, .25 of 1% of the average net assets of accounts of: (1) any Portfolio of the Fund opened on or after March 1, 1991, except for accounts opened through exchange from one Portfolio to another, where such account was originally opened prior to March 1, 1991, and (2) any other Portfolio of the Fund hereafter established and which adopts this Plan, respectively; and (ii) a majority of the Fund's Qualified Directors may at any time decrease or limit the aggregate amount of all Permitted Payments or decrease or limit the amount payable to any Qualified Recipient. Each Portfolio will reimburse the Distributor for such Permitted Payments within such limit, but the Distributor shall bear any Permitted Payments beyond such limits.

     4. Expenses Authorized. The Distributor is authorized, pursuant to this Plan, to purchase advertising for shares of the Fund, to pay for sales literature and other promotional material, and to make payments to sales personnel affiliated with it, in the form of commissions or other compensation.
 Any such advertising and sales material may include references to other open-end investment companies or other investments and any salesmen so paid are not required to devote their time solely to the sale of Fund shares. Any such expenses ("Permitted Expenses") made during a fiscal year of any Portfolio shall be reimbursed or paid by that Portfolio, except that the combined amount of reimbursement or payment of Permitted Expenses together with the Permitted Payments made pursuant to Section 3 of this Plan by a Portfolio shall not, in the aggregate, in that fiscal year of the Portfolio exceed .25 of 1% of the average net assets of accounts of the Portfolio opened subsequent to the date of approval of the Plan by shareholders (or approval of such Plan as to subsequently created Portfolios) and the Distributor shall bear any such expenses beyond such limit. No such reimbursement may be made for Permitted Expenses or Permitted Payments for fiscal years prior to the fiscal year in question or in contemplation of future Permitted Expenses or Permitted Payments.

     5. Certain Other Payments Authorized. If and to the extent that any of the payments by the Fund listed below are considered to be "primarily intended to result in the sale of shares" issued by the Fund within the meaning of the Rule, such payments by the Fund are authorized without limit under this Plan and shall not be included in the limitations contained in this Plan: (i) the costs of the preparation, printing and mailing of all required reports and notices to shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Fund or other funds or other investments; (ii) the costs of preparing, printing and mailing of all prospectuses to shareholders; (iii) the costs of preparing, printing and mailing of any proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Fund's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies and proxy statements; (v) all fees and expenses relating to the qualification of the Fund, the Portfolios and/or their shares under the securities or "Blue-Sky" law of any jurisdiction; (vi) all fees under the Act and the Securities Act of 1933, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of preparing and mailing confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquiries of shareholders.

     6. Investment Advisory Fees. It is recognized that the costs of distribution of the Fund's shares are expected to exceed the sum of Permitted Payments and Permitted Expenses ("Excess Distribution Costs") and that the profits, if any, of the Fund's Advisor are dependent primarily on the advisory fees paid by the Fund to the Advisor. If and to the extent that any investment advisory fees paid by the Fund might, in view of any Excess Distribution Costs, be considered as indirectly financing any activity which is primarily intended to result in the sale of shares issued by the Fund, the payment of such fees is authorized under this Plan. In taking any action contemplated by Section 15 of the Act as to any investment advisory contract to which the Fund is a party, the Fund's Board of Directors, including its Directors who are not "interested persons," as defined in the Act, shall, in acting on the terms of any such contract, apply the "fiduciary duty" standard contained in Sections 36(a) and 36(b) of the Act.

     7. Reports. While this Plan is in effect, the Distributor shall report in writing at least quarterly to the Fund's Board of Directors, and the Board shall review the following: (i) the amounts of all Permitted Payments, the identity of the recipients of each such Payment; the basis on which each such recipient was chosen as a Qualified Recipient and the basis on which the amount of the Permitted Payment to such Qualified Recipient was made; (ii) the amounts of Permitted Expenses and the purpose of each such Expense; and (iii) all costs of each item specified in Section 5 of the Plan (making estimates of such costs where necessary or desirable), in each case during the preceding calendar or fiscal quarter.

     8. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved (i) by a vote of a majority of the Board of Directors of the Fund and of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the Act) of the outstanding voting securities of each Portfolio to which it shall originally apply (and as to subsequently created Portfolios, by such a vote at the first Annual Meeting of such Portfolio). This Plan shall, unless terminated as hereinafter provided, continue in effect until June 30, 1992 and from year to year thereafter only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors and a majority of its Qualified Directors cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated at any time as to any Portfolio by a vote of a majority of the Qualified Directors or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of any Portfolio. This Plan may not be amended to increase materially the amount of payments to be made without shareholder approval, as set forth in (ii) above, and all amendments must be approved in the manner set forth under (i) above. In the event of termination of this Plan, the Distributor shall be reimbursed only for Permitted Payments and Permitted Expenses incurred to the date of termination and within the limit set forth in Section 4 above.


                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095

                             DISTRIBUTION AGREEMENT
                               (under Rule 12b-1)

                                                       , 19
                                   --------------------    --

Dear Sirs:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution adopted by Principal Preservation Portfolios, Inc. (the "Fund") pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940 (the "Act"). The Plan and this related agreement have been approved by a majority of the Directors of the Fund including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of the outstanding voting securities, as defined in the Act, of each Portfolio to which it shall originally apply. This Agreement shall apply to additional Portfolios of the Fund which approve the Plan in the manner required by the Act and rules thereunder.

     1. To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own Fund shares, including, but not limited to, answering routine inquiries regarding the Fund, assisting in changing distribution options, account designations and addresses, and/or administrative services, we shall pay you a fee of up to 0.25% on an annual basis of the net asset value of Fund shares in accounts opened subsequent to the date of initial approval of the Plan by shareholders of those Portfolios approving the Plan and which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Fund or its Agent, designate your firm as the Customer's dealer of record. We shall make the determination of the net asset value of such fund shares on or about the 45th day of each such quarter. No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. No such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Fund shares will be less than $1.00. Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

     2. You shall furnish us and the Fund with such information as shall reasonably be requested by the Directors of the Fund with respect to the fees paid to you pursuant to this Agreement.

     3. We shall furnish to the Directors of the Fund, for their review, on a quarterly basis a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Agreement may be terminated by the vote of a majority of the Qualified Directors of the Fund or by a vote of majority of the Fund's outstanding shares on sixty (60) days' written notice, without payment of any penalty. It will be terminated by any act which terminates either the Distribution Agreement between the Fund and us or the Dealer Agreement between your firm and us and shall terminate immediately in the event of its assignment as that term is defined in the Act.

     5. The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective on the effective date of said Distribution Agreement and shall continue in full force and effect so long as the continuance of the Distribution Agreement and the Plan and this Agreement are approved at least annually by a vote of a majority of the Fund's Directors and a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if marked or telegraphed to you at the address specified by you below. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Wisconsin.



                                   B.C. ZIEGLER AND COMPANY

                                   By
                                        --------------------------------------
                                        (Authorized Signature)
Accepted:

----------------------------------
     (Dealer's Name)

----------------------------------
     (Street Address)

----------------------------------
(City)         (State)  (Zip)


By:
    --------------------------------
     (Authorized Signature of Dealer)


                                    ADDENDUM
                             DATED JANUARY 22, 1993
                            TO DISTRIBUTION PLAN OF
                       PRINCIPAL PRESERVATION PORTFOLIOS


     The Board of Directors of Principal Preservation Portfolios, by unanimous vote, including all of the non-interested Directors, on January 22, 1993 hereby adopts the Distribution Plan of the Fund, last approved on April 30, 1992 for the Cash Reserve Portfolio, except that the maximum amount of Permitted Payments provided in Section 3 of the Distribution Agreement, with respect to the Cash Reserve Portfolio will be 0.15%.